Exhibit 99

 optimal                                                                 optimal
GROUP(TM)                                                           PAYMENTS(TM)

PRESS RELEASE
FOR IMMEDIATE RELEASE

                           Optimal Payments to acquire
                        National Processing Services LLC

       Acquisition to add over $1 billion in annual credit and debit card processing volume

Montreal, Quebec, June 21, 2004 - Optimal Group Inc., (NASDAQ:OPMR) a leading payments and services company with operations throughout North America and the United Kingdom, today announced that Optimal Payments has entered into an agreement to acquire Detroit, Michigan-based National Processing Services LLC ("NPS"), a registered VISA and MasterCard independent sales organization, for $15 million in cash. Optimal Payments is wholly-owned by Optimal Group. The acquisition is subject to certain customary conditions, and is expected to close on July 1st, 2004. All amounts are in U.S. dollars.

NPS' portfolio, and 2 other portfolios that will be merged into NPS prior to closing, will have approximately 4,500 small merchant accounts that generate in excess of $1 billion in annual credit and debit card processing volume. Laith Yaldoo, the President of NPS, will enter into an employment agreement with Optimal and will continue to operate NPS on a full-time basis. Upon the completion of the NPS acquisition, Optimal Payments will have annual electronic check and credit card processing volume of approximately $2 billion.

"This acquisition is exciting on a number of levels," said Mitch Garber, President and C.E.O. of Optimal Payments "It is a significant first transaction in executing Optimal's previously announced strategy of growing and diversifying our profitable payments processing and financial services platform. The NPS portfolio will enable us to leverage our existing infrastructure and risk management expertise and we are certain that, in working with Mr. Yaldoo, we will accelerate NPS' already impressive financial results." Mr. Garber continued, "We are also very enthusiastic about adding to and growing our existing U.S.-based sales channel and all aspects of our merchant portfolios."


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2.    Optimal Payments to acquire National Processing Services LLC

"Having spent considerable time with the Optimal team, I am convinced that, with Optimal's resources and financial strength, we will be able to leverage infrastructure and sales channel strength to accelerate the growth of our business. My team and I look forward to our new opportunities with Optimal with great enthusiasm", said Laith Yaldoo, NPS' President and CEO.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments and services company with operations throughout North America and the United Kingdom. Through Optimal Payments, we provide technology and services that businesses require to accept credit card, electronic check and direct debit payments. Optimal Payments processes credit card payments for internet businesses, mail-order/telephone-order and retail point-of-sale merchants, as well as processing checks and direct debits online and by phone. Through Optimal Services Group, we provide depot and field services to retail, financial services and other third-party accounts. For more information about Optimal, please visit the company's website at www.optimalgrp.com.

David Schwartz
Vice-President, Investor Relations
Optimal Group Inc.
(514) 380-2730
david@optimalpayments.com

This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements may include projecting revenue and profit growth, and statements expressing comfort with analysts' earnings estimates. These forward-looking statements are based on current expectations and assumptions and involve known and unknown risks and uncertainties that could cause Optimal's actual results to differ materially.

These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our product and services, control of costs and expenses, domestic and international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Optimal with applicable securities commissions. Optimal disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.